Exhibit 21

Subsidiaries of the Registrant

World Fuel Services Corporation, a Florida corporation

–	Advance Petroleum, Inc., a Florida corporation, operates under the name “World Fuel Services of FL.”

–	PetroServicios de Mexico S.A. de C.V., a Mexico corporation (1)

–	Servicios Auxiliares de Mexico S.A. de C.V., a Mexico corporation (1)

–	Atlantic Fuel Services, S.A., a Costa Rica corporation (3)

–	Baseops International, Inc., a Texas corporation

–	Bunkerfuels Corporation, a Delaware corporation

–	Casa Petro S.A., a Costa Rica corporation

–	PetroServicios de Costa Rica S.A., a Costa Rica corporation (2)

–	Pacific Horizon Petroleum Services, Inc., a Delaware corporation

–	Resource Recovery of America, Inc., a Florida corporation (3)

–	Trans-Tec Services, Inc., a Delaware corporation

–	World Fuel Cayman Holding Company I, a Cayman Islands corporation

–	Trans-Tec International S.R.L., a Costa Rica corporation

–	World Fuel ApS, a Denmark corporation (3)

–	Norse Bunkers AS, a Norway corporation

–	Marine Energy Arabia Establishment Ltd., a British Virgin Islands corporation

–	Marine Energy Arabia Co. LLC, a United Arab Emirate corporation, a majority controlled subsidiary

–	World Fuel International S.R.L., a Costa Rica corporation

–	World Fuel Singapore Holding Company I Pte. Ltd., a Singapore corporation

–	Baseops Europe Ltd., a United Kingdom corporation

–	AirData Limited, a United Kingdom corporation

–	Trans-Tec Services (UK) Ltd., a United Kingdom corporation

–	Trans-Tec Services (Singapore) PTE. Ltd., a Singapore corporation

–	Trans-Tec Services (Japan) Co., K.K., a Japan corporation

–	Oil Shipping B.V., a Netherlands corporation

–	Oil Shipping (Bunkering) B.V., a Netherlands corporation

–	Oil Shipping (Hong Kong) Ltd., a Hong Kong corporation

–	Oil Shipping (Bunkering) Ltd., a Greece corporation, a majority owned subsidiary (3)

–	Oil Shipping (Singapore) Pte. Ltd., a Singapore corporation (3)

–	Oil Shipping (Rotherdam) B.V., a Netherlands corporation (3)

–	World Fuel Services Limited, a United Kingdom corporation

–	Bunkerfuels UK Limited, a United Kingdom corporation

–	World Fuel Services (Singapore) PTE. Ltd., a Singapore corporation

–	World Fuel Singapore Holding Company II Pte. Ltd., a Singapore corporation (3)

–	World Fuel Cayman Holding Company II, a Cayman Islands corporation (3)

–	World Fuel Services, Inc., a Texas corporation

–	PAFCO LLC, a Delaware corporation (4)

(1)	These corporations are owned 50% by Advance Petroleum, Inc. and 50% by World Fuel Services Corporation.
(2)	This corporation is owned 55% by Casa Petro S.A. and 45% by World Fuel Services Corporation.
(3)	These corporations are inactive.
(4)
This unconsolidated corporation is a joint venture company which is equally owned by World Fuel Services, Inc. and Signature Flight Support Corporation, a Delaware corporation unrelated to the Registrant.